EX-16



             LETTER REGARDING CHANGE IN CERTIFYING ACCOUNTANT

                    [LEMASTER & DANIELS LETTERHEAD]

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


January 16, 2001


We have read the statements made by GreatBio Technologies, Inc., formerly Idaho Technical, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated January 17, 2001. We agree with the statements concerning our Firm in such Form 8-K.

Yours very truly,

/s/ LeMaster & Daniels PLLC

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